                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:
---------------------------
Lori Zimmerman
Investor Relations
610-925-2000


                         GENESIS HEALTHCARE CORPORATION
                   REPORTS SECOND QUARTER FISCAL 2004 RESULTS

         o    $0.31 EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS

         o    13.3% NET REVENUE GROWTH OVER PRIOR YEAR QUARTER

         o    $44.2 MILLION OF OPERATING CASH FLOW GENERATED

KENNETT SQUARE, PA -- (May 3, 2004) - Genesis HealthCare Corporation ("GHC") (NASDAQ:GHCI) today announced income from continuing operations of $6.1 million ($0.31 per diluted share) and net income of $5.6 million ($0.28 per diluted share) for the quarter ended March 31, 2004.

EBITDA for the quarter ended March 31, 2004 was $28.8 million, compared to EBITDA of $20.4 million for the comparable period in the prior year (see attached reconciliation on page 6). EBITDA was reduced in the quarter ended March 31, 2004 by $0.7 million ($0.02 per diluted share) for non-cash charges related to the early extinguishment of debt.

For the year to date period, on a pro forma basis, assuming the December 1, 2003 spin-off of GHC from NeighborCare, Inc. ("NCI") occurred on October 1, 2003, income from continuing operations was $12.5 million or $0.63 per diluted share (see attached pro forma financial information on page 11).

For the year to date period, both EBITDA and Adjusted EBITDA were $58.3 million, compared to EBITDA and Adjusted EBITDA of $49.2 million and $48.0 million, respectively, for the comparable period in the prior year (see attached reconciliation on page 6). EBITDA and Adjusted EBITDA were reduced in the year to date period by $0.8 million ($0.03 per diluted share) for non-cash charges related to the early extinguishment of debt.

GHC revenues for the quarter ended March 31, 2004 grew 13.3% to $383.3 million from $338.4 million in the comparable period in the prior year. For the year to date period, revenues grew 11.4% to $754.5 million from $677.5 million in the comparable period in the prior year.

"Fundamentally, this was a very strong quarter for GHC and our results exceeded our expectations," said George V. Hager Jr., Chairman and Chief Executive Officer. "The second quarter is typically one of our most challenging due to the January 1 reset of payroll taxes, the cost of inclement weather and seasonal census variability. However, as a result of our continued focus, we enjoyed stable occupancy, attracted higher acuity patients, and more efficiently utilized our nursing resources to reduce reliance on nursing agency services."

Net revenue and EBITDA growth was principally driven by an increase in Medicare and Medicaid rates per patient day. GHC's Medicare rate grew 10.8% to $347 for the quarter ended March 31, 2004 from $313 in the comparable period in the prior year. Medicare revenues increased as a result of the October 1, 2003 Medicare rate increases, as well as higher Medicare patient acuity and census. In addition, revenue and EBITDA growth in the quarter ended March 31, 2004 of $18.2 million and $0.7 million, respectively, were attributed to the consolidation of eight eldercare centers that were not included in the comparable period in the prior year.

The rehabilitation therapy business, which represents approximately 9% of revenues, showed improved results from the first quarter given the postponement of the therapy caps beginning in December 2003 and a 1.5% increase in the Medicare Part B therapy fee schedule beginning January 1, 2004.

GHC continued to make progress in reducing its reliance on temporary staffing. While aggregate nursing labor costs grew 4.9% per patient day in the quarter ended March 31, 2004 versus the comparable period in the prior year, agency labor costs declined by 27.1% on a per patient day basis from the comparable period in the prior year.

From a liquidity and capital resources perspective, GHC ended the quarter with $126.0 million of cash, $192.1 million of working capital, $72.9 million of available borrowings under its revolving credit facility, and $461.8 million of indebtedness. During the quarter, GHC repaid $19.9 million of fixed rate mortgage debt, $12.5 million of which was assumed during the quarter in connection with the acquisition of two skilled nursing facilities previously under joint ownership. Subsequent to quarter end, GHC repaid an additional $4.7 million of fixed rate mortgage debt.

"Our cash balance of $126.0 million and our strong operating cash flow of $44.2 million reflects the quality of our earnings and will allow us to implement our debt repayment and other strategic priorities over the next two years," concluded Hager.

BASIS OF PRESENTATION
The accompanying financial statements through November 30, 2003 have been prepared on a basis which reflects the historical financial statements of GHC assuming the operations of NCI contributed in the spin-off were organized as a separate legal entity, owning certain net assets of NCI. Beginning December 1, 2003, the accompanying financial statements have been prepared on a basis which reflects the net operations of GHC as a stand alone entity. The allocation methodologies followed in preparing the accompanying financial statements prior to the December 1, 2003 spin-off may not necessarily reflect the results of operations, cash flows, or financial position of GHC in the future, or what the results of operations, cash flows or financial position would have been had GHC been a separate stand-alone entity for all periods presented.

DISCONTINUED OPERATIONS
GHC accounts for discontinued operations, including assets held for sale, under the provisions of Statement of Financial Accounting Standards, No. 144 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 144"). Under SFAS 144, discontinued businesses including assets held for sale are removed from the results of continuing operations and presented as a separate line on the statement of operations. The net revenues and loss per diluted share of GHC's discontinued operations for the three months ended March 31, 2004 were $7.1 million and $(0.03), respectively. The net revenues and loss per diluted share for the year to date period ended March 31, 2004 were $16.3 million and $(0.11), respectively.

CONFERENCE CALL
Genesis HealthCare Corporation will hold a conference call at 10:00 a.m. EDT on May 4, 2004 to discuss results for the quarter. Investors can access the conference call by phone at (888) 428-4480 or live via webcast through the GHC web site at http://www.genesishcc.com, where a replay of the call will also be posted for one year.

ABOUT GENESIS HEALTHCARE CORPORATION
Genesis HealthCare (NASDAQ: GHCI) is one of the nation's largest long term care providers with over 200 skilled nursing centers and assisted living residences in 13 eastern states operating under the Genesis ElderCare banner. Genesis also supplies contract rehabilitation therapy to over 730 healthcare providers in 21 states and the District of Columbia.

Visit our website at www.genesishcc.com.

Statements made in this release, our website and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may", "target", "appears" and similar expressions. Such forward looking statements include, without limitation, the effect of the spin-off on our operations, expected reimbursement rates, including RUGs changes, agency labor utilization, inflationary increases in state Medicaid rates and self-insurance retention limits. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; changes in interest expense; and an economic downturn or changes in the laws affecting our business in those markets in which we operate.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

                                      # # #

                         GENESIS HEALTHCARE CORPORATION
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                       Three months ended
                                                          March 31, 2004            March 31, 2003
                                                          --------------            --------------

Net revenues                                               $     383,308            $      338,425
Operating expenses:
    Salaries, wages and benefits                                 239,046                   213,184
    Other operating expenses                                     107,915                    98,011
    Loss on early extinguishment of debt                             655                         -
Lease expense                                                      6,888                     6,792
Depreciation and amortization expense                             11,537                     9,636
Interest expense                                                   7,599                     3,844
                                                           -------------            --------------
Income before income tax expense, equity in net
    income of unconsolidated affiliates and
    minority interests                                             9,668                     6,958
Income tax expense                                                 3,922                     2,714
                                                           -------------            --------------
Income before equity in net income of unconsolidated
    affiliates and minority interests                              5,746                     4,244
Equity in net income of unconsolidated affiliates                    466                       357
Minority interests                                                   (84)                        -
                                                           -------------            --------------
Income from continuing operations                                  6,128                     4,601
Loss from discontinued operations, net of taxes                     (554)                   (4,593)
                                                           -------------            --------------
Net income                                                 $       5,574               $         8
                                                           =============            ==============

Per common share data:
Basic:
    Income from continuing operations                      $        0.31
    Loss from discontinued operations                              (0.03)
    Net income                                             $        0.28
    Weighted average shares                                   19,923,669

Diluted:
    Income from continuing operations                      $        0.31
    Loss from discontinued operations                              (0.03)
    Net income                                             $        0.28
    Weighted average shares                                   19,968,492

--------------------------------------------------------------------------------------------------

                         GENESIS HEALTHCARE CORPORATION
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED MARCH 31, 2004 AND 2003
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                      Six months ended
                                                          March 31, 2004            March 31, 2003
                                                          --------------            --------------

Net revenues                                               $     754,520            $      677,489
Operating expenses:
     Salaries, wages and benefits                                467,233                   421,239
     Other operating expenses                                    213,828                   194,642
     Loss (gain) on early extinguishment of debt                     828                    (1,123)
Lease expense                                                     14,299                    13,576
Depreciation and amortization expense                             23,173                    19,203
Interest expense                                                  13,502                     8,215
                                                           -------------            --------------
Income before income tax expense, equity in net
     income of unconsolidated affiliates and
     minority interests                                           21,657                    21,737
Income tax expense                                                 8,785                     8,477
                                                           -------------            --------------
Income before equity in net income of unconsolidated
     affiliates and minority interests                            12,872                    13,260
Equity in net income of unconsolidated affiliates                  1,024                       428
Minority interests                                                  (159)                        -
                                                           -------------            --------------
Income from continuing operations                                 13,737                    13,688
Loss from discontinued operations, net of taxes                   (2,157)                   (8,991)
                                                           -------------            --------------
Net income                                                 $      11,580            $        4,697
                                                           =============            ==============

Pro forma per common share data (1):
Basic:
     Income from continuing operations                     $        0.70
     Loss from discontinued operations                             (0.11)
     Net income                                            $        0.59
     Weighted average shares                                  19,754,074

Diluted:
     Income from continuing operations                     $        0.69
     Loss from discontinued operations                             (0.11)
     Net income                                            $        0.59
     Weighted average shares                                  19,777,459

--------------------------------------------------------------------------------------------------

(1) - The computation of pro forma common share data assumes that the common shares of GHC distributed on December 1, 2003 in connection with the spin-off were outstanding since October 1, 2003.

                         GENESIS HEALTHCARE CORPORATION
                        FINANCIAL HIGHLIGHTS (UNAUDITED)

----------------------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO EBITDA AND
      ADJUSTED EBITDA (IN THOUSANDS)
                                                               Three months                Six months
                                                              ended March 31,            ended March 31,
                                                             2004         2003          2004           2003
                                                           --------     --------      --------       --------

Net income                                                 $  5,574     $      8      $ 11,580       $  4,697
Add back:
     Loss from discontinued operations, net of taxes            554        4,593         2,157          8,991
     Equity in net income of unconsolidated affiliates         (466)        (357)       (1,024)          (428)
     Minority interests                                          84            -           159              -
     Income tax expense                                       3,922        2,714         8,785          8,477
     Interest expense                                         7,599        3,844        13,502          8,215
     Depreciation and amortization expense                   11,537        9,636        23,173         19,203
                                                           --------     --------      --------       --------
EBITDA                                                     $ 28,804     $ 20,438      $ 58,332       $ 49,155
     Gain on early extinguishment of debt (1)                     -            -             -         (1,123)
                                                           --------     --------      --------       --------
Adjusted EBITDA                                            $ 28,804     $ 20,438      $ 58,332       $ 48,032
                                                           ========     ========      ========       ========

----------------------------------------------------------------------------------------------------------------

(1) - The gain on early extinguishment of debt recognized in the six months ended March 31, 2003 is the result of a negotiated discount on a mortgage loan liquidated by us at the request of the mortgage lender. We excluded this gain from the calculation of Adjusted EBITDA because management does not view such a gain as likely to occur in the foreseeable future, nor have we encountered a similar transaction in recent years. While we often may be interested in extinguishing certain of our mortgage loans by refinancing such loans with senior credit facility borrowings at more favorable rates of interest, because most of these mortgage loans require expensive prepayment penalties, it is often not economically feasible for us to do so. To have a mortgage lender approach GHC to extinguish mortgage debt so that we are able to negotiate favorable extinguishment terms is deemed by management to be an unusual event that is reasonably unlikely to occur within the next two years. The loss on early extinguishment of debt recognized in the three and six month periods ended March 31, 2004 are the result of the early extinguishment of mortgage loans and principally consists of the write-off of unamortized deferred financing fees. We did not exclude these aggregate losses from the calculation of Adjusted EBITDA because GHC has recognized similar losses in recent years and believes it is likely that similar losses will be recognized within the next two years.

                                             GENESIS HEALTHCARE CORPORATION
                                           UNAUDITED CONDENSED BALANCE SHEETS
                                          MARCH 31, 2004 AND DECEMBER 31, 2003
                                                     (IN THOUSANDS)

                                                                           March 31, 2004            December 31, 2003
                                                                           --------------            -----------------
Assets:
Current assets:
     Cash and equivalents                                                   $   125,958                $   114,347
     Restricted investments in marketable securities                             30,320                     29,820
     Accounts receivable, net                                                   188,779                    187,789
     Prepaid expenses and other current assets                                   24,855                     35,806
     Assets held for sale                                                         3,952                          -
                                                                            -----------                -----------
          Total current assets                                                  373,864                    367,762
                                                                            -----------                -----------
Property and equipment, net                                                     706,189                    688,924
Assets held for sale                                                              8,717                     12,757
Restricted investments in marketable securities                                  60,284                     63,226
Other long-term assets                                                           86,189                     88,260
Identifiable intangible assets, net                                               1,679                      1,952
Goodwill                                                                          6,875                      2,990
                                                                            -----------                -----------
   Total assets                                                             $ 1,243,797                $ 1,225,871
                                                                            ===========                ===========

Liabilities and Shareholders' Equity:
Current liabilities:
     Current installments of long-term debt                                 $     4,664                $     4,495
     Accounts payable and accrued expenses                                      146,814                    137,435
     Current portion of self-insurance liability reserves                        30,320                     29,820
                                                                            -----------                -----------
          Total current liabilities                                             181,798                    171,750
                                                                            -----------                -----------
Long-term debt                                                                  457,097                    457,354
Deferred income taxes                                                            11,665                      9,539
Self-insurance liability reserves                                                40,126                     40,646
Other long-term liabilities                                                      25,240                     25,193
Total shareholders' equity                                                      527,871                    521,389
                                                                            -----------                -----------
   Total liabilities and shareholders' equity                               $ 1,243,797                $ 1,225,871
                                                                            ===========                ===========

                         GENESIS HEALTHCARE CORPORATION
                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                 (IN THOUSANDS)

                                                                          Three months ended
                                                                  March 31, 2004         March 31, 2003
                                                                  --------------         --------------
Cash flows from operating activities:
     Net income                                                    $       5,574          $          8
     Net charges included in operations not requiring funds               21,980                14,118
     Changes in assets and liabilities:
          Accounts receivable                                             (5,800)                  281
          Accounts payable and accrued expenses                            9,732               (11,228)
          Other, net                                                      12,674                 1,892
                                                                   -------------          ------------
     Net cash provided by operating activities                            44,160                 5,071
                                                                   -------------          ------------

Cash flows from investing activities:
     Capital expenditures                                                 (7,040)              (11,521)
     Net purchases of restricted marketable securities                     2,129                 8,184
     Purchase of eldercare centers and lease amendments                   (8,184)                    -
     Sale of eldercare assets                                                677                28,198
     Other                                                                  (257)               (3,597)
                                                                   -------------          ------------
     Net cash (used in) provided by investing activities                 (12,675)               21,264
                                                                   -------------          ------------

Cash flows from financing activities:
     Repayment of long-term debt and payment of sinking
       fund requirements                                                 (19,874)              (17,346)
     Net transactions with NCI, prior to the spin-off                          -                (6,712)
                                                                   -------------          ------------
     Net cash used in financing activities                               (19,874)              (24,058)
                                                                   -------------          ------------
Net increase in cash and equivalents                               $      11,611          $      2,277

Cash and equivalents:
Beginning of period                                                      114,347                 5,084
                                                                   -------------          ------------
End of period                                                      $     125,958          $      7,361
                                                                   =============          ============

                         GENESIS HEALTHCARE CORPORATION
                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED MARCH 31, 2004 AND 2003
                                 (IN THOUSANDS)

                                                                             Six months ended
                                                                   March 31, 2004           March 31, 2003
                                                                   --------------           --------------
Cash flows from operating activities:
     Net income                                                    $       11,580           $        4,697
     Net charges included in operations not requiring funds                39,701                   32,878
     Changes in assets and liabilities:
          Accounts receivable                                              (8,325)                  (9,219)
          Accounts payable and accrued expenses                            24,031                   (5,163)
          Other, net                                                        9,376                    2,615
                                                                   --------------           --------------
     Net cash provided by operating activities                             76,363                   25,808
                                                                   --------------           --------------

Cash flows from investing activities:
     Capital expenditures                                                 (14,846)                 (19,150)
     Net purchases of restricted marketable securities                       (325)                    (909)
     Acquisition of rehabilitation services business                            -                   (5,436)
     Purchase of eldercare centers and lease amendments                   (48,773)                       -
     Sale of eldercare assets                                               7,806                   29,556
     Other                                                                    311                        -
                                                                   --------------           --------------
     Net cash (used in) provided by investing activities                  (55,827)                   4,061
                                                                   --------------           --------------

Cash flows from financing activities (1):
     Repayment of long-term debt and payment of sinking
       fund requirements                                                 (248,484)                 (47,426)
     Proceeds from issuance of long-term debt                             410,000                        -
     Debt issuance costs                                                   (9,337)                       -
     Net transactions with NCI, prior to the spin-off                     (55,548)                  17,498
                                                                   --------------           --------------
     Net cash provided by (used in) financing activities                   96,631                  (29,928)
                                                                   --------------           --------------

Net increase (decrease) in cash and equivalents                    $      117,167            $         (59)

Cash and equivalents:
Beginning of period                                                         8,791                    7,420
                                                                   --------------           --------------
End of period                                                      $      125,958            $       7,361
                                                                   ==============           ==============


(1) - Net cash provided by financing activities includes approximately $400 million of net proceeds received in connection with the issuance of GHC's new financing arrangements, offset by the use of $218.5 million to repay indebtedness of NCI allocated to GHC, $30.0 million of other debt repayments and $55.5 million of cash transferred to NCI in connection with the spin-off.

                                               GENESIS HEALTHCARE CORPORATION
                                              FINANCIAL HIGHLIGHTS (UNAUDITED)


                                                  Three months ended                             Six months ended
Segment Data (dollars in thousands)      March 31, 2004          March 31, 2003         March 31, 2004       March 31, 2003
                                         --------------          --------------         --------------       --------------
INPATIENT SERVICES
Revenue (1)                              $      340,871          $      295,881         $      673,579        $     596,088
EBITDA - $ (1)                                   38,916                  26,733                 81,081               56,922
EBITDA - %                                        11.4%                    9.0%                  12.0%                 9.5%

REHABILITATION THERAPY SERVICES (including intersegment amounts)
Revenue (1)                              $       50,921          $       51,011         $       96,530        $      98,667
EBITDA - $ (1)                                    6,055                   8,407                  8,648               16,254
EBITDA - %                                        11.9%                   16.5%                   9.0%                16.5%


                                                   Three months ended                             Six months ended
Selected Operating Statistics            March 31, 2004          March 31, 2003         March 31, 2004       March 31, 2003
                                         --------------          --------------         --------------       --------------

Occupancy - Licensed Beds                         91.0%                   90.6%                  91.1%                90.9%

Patient Days:
     Private and other                          326,984                 313,864                667,964              650,246
     Medicare                                   281,626                 258,809                538,855              501,944
     Medicaid                                 1,092,576               1,012,759              2,191,042            2,059,789
                                         --------------          --------------         --------------       --------------
     Total Days                               1,701,186               1,585,432              3,397,861            3,211,979
                                         ==============          ==============         ==============       ==============

Per Diems:
     Private and other                   $       200.08          $       201.98         $       202.17        $      201.87
     Medicare                                    346.95                  313.15                 346.91               311.71
     Medicaid                                    157.34                  144.63                 155.76               144.84

Nursing labor costs per patient day:
     Employed labor                      $        78.20          $        72.73         $        76.63        $       71.39
     Agency labor                                  4.28                    5.87                   4.78                 6.40
                                         --------------          --------------         --------------       --------------
     Total                               $        82.48          $        78.60         $        81.41        $       77.79
                                         ==============          ==============         ==============       ==============

Inpatient Licensed Beds (end of period)
    Owned
         - Skilled Nursing                       15,548
         - Assisted Living                          944
                                         --------------
         Total Owned                             16,492

    Leased
         - Skilled Nursing                        4,035
         - Assisted Living                          490
                                         --------------
         Total Leased                             4,525
                                         --------------
    Total Owned and Leased (Consolidated)        21,017
                                         ==============

    Jointly Owned
         - Skilled Nursing                        2,117
         - Assisted Living                          656

    Managed
         - Skilled Nursing                        2,033
         - Assisted Living                          578
                                         --------------
    Total - (Unconsolidated)                      5,384
                                         ==============

(1) - The revenue and EBITDA of our operating segments was impacted in the three and six months ended March 31, 2004 by a $1.9 million and $3.9 million reduction, respectively, in the pricing extended by our rehabilitation therapy services segment to our inpatient services segment.

                         GENESIS HEALTHCARE CORPORATION
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statement presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" in GHC's annual report on Form 10-K filed on February 4, 2004.

The following unaudited pro forma condensed consolidated statement of operations for the six months ended March 31, 2004 is presented as if the spin-off of GHC occurred on October 1, 2003.

The unaudited pro forma condensed financial statement is presented for informational purposes only and is not necessarily indicative of what our financial position and results of operations actually would have been for the period presented if the spin-off occurred on October 1, 2003, nor does such financial statement purport to represent the results of future periods. The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable and are described in the notes accompanying the unaudited pro forma condensed financial statement. No changes in operating revenues and expenses have been made to reflect the results of any modifications to operations that might have been made had the spin-off of GHC been completed on the aforesaid effective date for purposes of the pro forma results.

                         GENESIS HEALTHCARE CORPORATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED MARCH 31, 2004
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                        Historical               Pro Forma
                                                      ------------  ---------------------------------
                                                           GHC       Adjustments             GHC
                                                      ------------  ------------         ------------

 Net revenues                                          $   754,520     $       -         $    754,520

 Expenses:
      Operating expenses                                   681,889             -              681,889
      Lease expense                                         14,299             -               14,299
      Depreciation and amortization expense                 23,173            88 (1)           23,261
      Interest expense                                      13,502         1,864 (2)           15,366
                                                       -----------     ---------         ------------

 Income before income tax expense
   equity in net income of unconsolidated
   affiliates and minority interests                        21,657        (1,952)              19,705

 Income tax expense                                          8,785          (761)(3)            8,024
                                                       -----------     ---------         ------------

 Income before equity in net income
   of unconsolidated affiliates and minority
   interests                                                12,872        (1,191)              11,681
 Equity in net income of unconsolidated affiliates           1,024             -                1,024
 Minority interests                                           (159)            -                 (159)
                                                       -----------     ---------         ------------
 Income from continuing operations                     $    13,737     $  (1,191)        $     12,546
                                                       ===========     =========         ============



 Per common share data:
      Basic:
         Income from continuing operations             $      0.70                       $       0.64
         Weighted average shares                        19,754,074                         19,754,074

      Diluted:
         Income from continuing operations             $      0.69                       $       0.63
         Weighted average shares                        19,777,459                         19,777,459


SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS.




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



                         GENESIS HEALTHCARE CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS



GENERAL NOTE:

     The unaudited pro forma condensed statement of operations reflects all adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations for the six months ended March 31, 2004, assuming the spin-off occurred on October 1, 2003.

(1) Represents the amortization of estimated deferred financing fees and expenses related to our new financing arrangements offset by reduced historical amortization of deferred financing fees written-off following the repayment of the existing indebtedness.


                                                                     SIX
                                                                 MONTHS ENDED
                                                                   MARCH 31,
                                                                     2004
                                                                --------------
                                                                (IN THOUSANDS)

     Historical financing fee amortization.................     $          (54)
     New financing fee amortization........................                142
                                                                --------------
                                                                $           88
                                                                ==============

(2) Reflects the increase in estimated interest expense for the months of October and November 2003 based upon the incurrence of incremental debt following the spin-off and an estimated weighted borrowing average rate of 6.8% following the spin-off.

     Debt service under our new senior credit facility is based upon a variable interest rate that may fluctuate due to market conditions and / or our operating performance. A variance of 1/8% in variable rates of interest would change interest expense by approximately $116 thousand for the six months ended March 31, 2004.

(3)  Income tax expense is reported at an estimated effective tax rate of 39%.





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